Exhibit 10.4

Power of Attorney

This Power of Attorney (hereinafter referred to as “this Agreement”) is concluded among following Parties on 4th October 2018 and in Hangzhou, China.

Party A:       Hangzhou Yihan Technology Co., Ltd is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 410, F4, Building A11, No.9 Jiusheng Road, Jianggan District, Hangzhou.

Party B:       Hangzhou Xinghui Business Management Consulting Co., Ltd is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 409, F4, Building A11, No.9 Jiusheng Road, Jianggan District, Hangzhou, Zhejiang Province.

Min FENG, ID number is ######, address is ######.

Party C:       Hangzhou Hanyi E-commerce Co., Ltd is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its office in Room 410, F4, Building A13, No.9 Jiusheng Road, Jianggan District, Hangzhou.

In this Agreement, Party A, Party B and Party C are individually called “Party”, collectively referred to as “Parties”.

Whereas:

1.              Party B is the current shareholder of Party C. By the signing date of this agreement, Party B held all of Party C’s equity (hereinafter referred to as “Party C’s equity”);

2.              Party A is a wholly owned foreign enterprise registered in Hangzhou, Zhejiang Province.

3.              The Parties hereunder signed an exclusive call option agreement (hereinafter referred to as the “Exclusive Call Option Agreement”) on 4th October 2018. To the extent permitted by PRC Laws and corresponding requirements, Party B shall sell Party C’s equity that it holds to Party A, and/or any other entity or individual designated by Party A in whole or in part at the discretion of Party A.

4.              The Parties of this agreement enter into the Equity Pledge Agreement (hereinafter referred to as the “Equity Pledge Agreement”) on 4th October 2018. Thus, Party B pledges all of Party C’s equity to Party A as guarantee for the contractual obligations and guaranteed debts hereunder.

5.              Party A and Party C enter into the Exclusive Business Cooperation Agreement (hereinafter referred to as the “Business Cooperation Agreement”) on 4th October 2018. Party A shall provide Party C with related exclusive technical services, technical consultations and other services based on the Business Cooperation Agreement.

6.              To guarantee and protect the performance of the Business Cooperation Agreement, Party A’s lawful rights and interests, Party B intends to authorise the individual or entity designated by Party A as its proxy to exercise its rights (defined as below) in Party C, while Party A intends to designate such individual or entity to accept.

The Parties agree as follows after friendly negotiation:

1.                          Proxy Rights

1.1                   Party B unconditionally and irrevocably undertakes to sign the Power of Attorney (hereinafter referred to as the “Power of Attorney”) with the same content and format as shown in Appendix 1 of this agreement after signing this agreement, and authorize Party A or authorize Party A’s director designated by Party A or Party A’s director of its overseas holding company and liquidator or other successor performing such director’s duties as agent (hereinafter referred to as the “Trustee”) according to Party A’s instructions to exercise all of its rights as Party C’s shareholder according to Party C’s current articles of association, applicable laws, rules and regulations. If any party of Party B is Party A’s director or personnel of its overseas holding company, another director or personnel which is not related to Party A’s overseas holding company shall be authorized to exercise such rights. Such shareholder’s rights (hereinafter referred to as “proxy rights”) shall include but not limited to:

1)             Proposing, convening or attending Party C’s Shareholders’ Committee meetings according to Party C’s articles of association as Party B’s agent;

2)             Exercising all of Party B’s shareholder’s rights, voting rights under PRC Laws (including all laws, rules, regulations, notices, interpretations or other binding documents promulgated by any central or regional legislative, administrative or judicial departments before or after signing this agreement, which are hereinafter referred to as “PRC Laws”) and Party C’s articles of association (including any other shareholders’ voting rights specified after the articles of association are revised), including but not limited to rights to share dividends, sell or transfer or pledge Party C’s equity in part or in whole;

3)             Acting as Party C’s legal representative, Chairman of the Board of Directors, executive director, supervisor, CEO, manager or senior manager and/or designate, appoint or replace Party C’s legal representative (Chairman of the Board of Directors), director, supervisor, CEO (or manager) and other senior managers on behalf of Party B according to particular clauses of election of the legal representative in Party C’s articles of association;

4)             Signing documents (including records of the Shareholders’ meetings) and documents archived in the relevant company registries;

5)             Exercising voting rights at the time of Party C’s bankruptcy, liquidation, dissolution or termination on behalf of Party C’s registered shareholders;

6)             Exercising the rights to allocate Party C’s residual assets after Party C’s bankruptcy, liquidation, dissolution or termination;

7)             Deciding matters relating to the submission and registration of documents regarding Party C to and with government agencies; and

8)             Lawfully exercising all of the shareholder’s rights regarding disposition of Party C’s assets, including but not limited to the rights to manage businesses about its assets, obtain its incomes and acquire its assets.

To avoid ambiguity, the relevant shareholder’s rights on Party C’s equity newly acquired after signing this agreement (“newly increased equity”) shall also be exercised by the Party A as parts of the proxy rights.

1.2                   Without limiting generality of the power granted hereunder, Party A shall own the power and authorities hereunder, sign the share transfer contract (to which Party B must be a party) agreed and defined in the Exclusive Call Option Agreement on behalf of Party B, and perform the Equity Pledge Agreement and the Exclusive Option Agreement which were signed on the same day this agreement was signed and to which Party B is also a party.

1.3                   Party B hereby specially undertakes and warrants that Party B’s authorization under Article 1.1 won’t cause actual or potential conflicts of interests between Party B and Party A and/or the trustee.

1.4                   Party B hereby specially undertakes that in case of Party C’s bankruptcy, liquidation, dissolution or termination, all assets obtained by Party B after such bankruptcy, liquidation, dissolution or termination, including Party C’s equity, shall be transferred to Party A for free or at the minimum prices and within the limits permitted by current PRC Laws, or the current liquidator shall sell all of Party C’s assets (including the equity) at its discretion for the purpose of protecting interests of Party A’s direct or indirect shareholders and/or the creditor’s interests.

1.5                   Party B agrees that Party A shall have rights to transfer the proxy rights to a third party at its discretion with respect to the matters under Article 1.1. The trustee and/or shall exercise the proxy rights as if Party B is exercising its shareholder’s rights personally. The proxy rights shall be granted and entrusted on the premise that the trustee is a member of Party A’s Board of Directors, or a Chinese citizen designated by the Board of Directors through negotiation, and that the trustee agrees to such authorization and consignment. When Party A notifies Party B in writing of replacing the trustee, Party B shall immediately agree that the other entity or Chinese citizen appointed by Party A may exercise such proxy rights, and sign the power of attorney with the content and format as shown in Appendix 1 of this agreement. The new power of attorney shall supersede the original one once it is drafted. Besides, Party B shall notify related personnel through a notice or other forms of announcement to announce or specify that the original power of attorney has been nullified. In addition, Party C shall not revoke the consignment and authorization for the trustee and/or Party A.

1.6                   Party B shall confirm and acknowledge all legal consequences resulting from the trustee’s and/or Party A’s exercising of above proxy rights, and assume corresponding legal responsibilities.

1.7                   All of the trustee’s and/or Party A’s behaviors related to Party C’s equity and/or exercising of the proxy rights shall be deemed as Party B’s own behaviors. And all documents signed by the trustee and/or Party A shall be assumed to have been signed by Party B. The trustee and/or Party A may act in their discretion without Party B’s prior consent. However, the trustee and/or Party A shall promptly notify Party B when the trustee’s shareholders make a decision or Party C passes a resolution to convene an extraordinary shareholders’ meeting of Party C. Party B hereby specially acknowledge and approves the trustee’s and/or Party A’s such behaviors and/or documents.

1.8                   Within the term of this agreement, Party B hereby waives all its rights related to Party C’s equity which have been granted to Party A and/or the trustee, and Party B must not exercise such rights.

1.9                   In case that Party B is subject to liquidation, bankruptcy, dissolution, termination, death, and loss of the ability to move, or other circumstances which might impact its holding of Party C’s equity, Party B’s successor or current shareholder of Party C’s equity or the assignee shall be deemed as a party to this agreement and inherit/bear all of the Party B’s rights and obligations under this agreement after revision and restatement.

2.                         Right to know

2.1                   To exercise the proxy rights hereunder, Party A and/or the trustee shall have rights to understand Party C’s relevant information (including Party C’s operations, businesses, customers, financial affairs and employees) and review relevant materials of Party C, while Party C shall be cooperative to help them acquire such information.

3.                         Exercise of the Proxy Rights

3.1                   Party B shall fully assist the trustee and/or Party A in exercising the proxy rights, including promptly signing related legal documents when necessary (e.g. for the purpose of meeting requirements of documents which must be submitted for examination, approval, registration and archiving by government agencies, laws, rules, regulations, normative documents, corporate articles of association, commands or orders of other government agencies), including but not limited to Party C’s Shareholders’ resolutions made by Party A, or the power of attorney which specifies the scope of authorization (if stipulated by relevant laws, rules, regulations, articles of association, or other normative documents).

3.2                   Party B irrevocably agrees that when Party A makes a written request to exercise the proxy rights, Party B shall take actions to satisfy Party A’s requests to exercise such rights in accordance with Party A’s written request within 3 days upon receiving the request.

3.3                   Should the proxy rights hereunder cannot be authorized or exercised for any reason (other than Party B’s or Party C’s breach) at any time within the term of this agreement, all Parties shall immediately seek an alternative which is the closest to the original terms. If necessary, a supplemental agreement shall be signed to modify or revise terms of this agreement, in order to continue realizing the purposes of this agreement.

4.                         Disclaimer and Indemnification

4.1                   The Parties of this agreement confirm that in any case, Party A shall not be required to assume any responsibility, make any economic or other compensations to any third party for its or its designated trustee’s exercise of the proxy rights hereunder.

4.2                   Party B and Party C agree to indemnify Party A from all actual or potential losses and damages for its or its designated trustee’s exercise of the proxy rights, including but not limited to the losses arising from a third party’s lawsuits, recovery, arbitrations or claims or government authorities’ administrative surveys or punishments. However, Party A shall not be indemnified from the losses resulting from Party A’s and/or the trustee’s deliberate or gross negligence.

5.                         Representations and Warranties

5.1                   Party B hereby represents and warrants as follows:

5.1.1                     Party B has complete and independent legal status and capacity. Besides, Party B has been legitimately authorized to sign, deliver and perform this agreement as an independent subject of litigations.

5.1.2                     Party B possesses the full power and authorities to sign and deliver this agreement and all other documents related to transactions hereunder. Party B also possesses the full power and authorities to complete such transactions. This agreement shall be legitimately and appropriately signed and delivered. It shall constitute legitimate and binding obligations, which shall be compulsorily fulfilled according to this agreement.

5.1.3                     Party B is Party C’s legitimate shareholder registered with an administration for industry and commerce and recorded on the Register of Shareholders when this agreement takes effects. The proxy rights shall not include any third-party rights except for those specified under this agreement, the Equity Pledge Agreement and the Exclusive Call Option Agreement. According to this agreement, Party A and/or the trustee may completely and fully exercise the proxy rights based on Party C’s current articles of associations.

5.1.4                     Party B’s signing, delivery or performance of this agreement and completion of the transactions hereunder will not violate PRC Laws, or any agreements, contracts or other arrangements that Party B enters into with a third party.

5.2                   Party A and Party C hereby represents and warrants as follows:

5.2.1                     They are limited liability companies legitimately incorporated and validly existing under laws of their registered place. They have complete and independent legal status and capacity for signing, delivering and performing this agreement as an independent subject of litigations.

5.2.2                     They possess the full internal corporate power and authorities to sign and deliver this agreement and all other documents related to transactions hereunder. They also possess the full power and authorities to complete such transactions.

5.3                   Party C hereby further represents and warrants as follows:

5.3.1                     Party B is registered with the administration for industry and commerce and documented on the Register of Shareholders as Party C’s lawful shareholder when this agreement takes effects. The proxy rights shall not include any third-party rights except for those specified under this agreement, the Equity Pledge Agreement and the Exclusive Call Option Agreement. According to this Agreement, Party A and/or the trustee may completely and fully exercise the proxy rights based on Party C’s current articles of association.

5.3.2                     Party B’s signing, delivery or performance of this agreement and conclusion of the transactions hereunder will not violate PRC Laws, or any agreements, contracts or other arrangements that Party B enters into with a third party and is bound as one party.

6.                          Transfer

Party A shall be authorized to sublicense or transfer this Agreement and/or its rights related to this Agreement at its discretion without notifying Party B or Party C in advance, or Party B’s or Party C’s prior consent.

7.                          Term of the Agreement

7.1                   On the premise that Party B or Party B’s successor or current assignee of Party C’s equity is Party C’s shareholder, this agreement shall be irrevocable and remain valid from the date of signing this agreement unless otherwise instructed by Party A, or Party A terminates this agreement according to Article 7.2 or Article 8 before it expires. Once Party A informs Party B in writing of terminating this agreement in whole or in part or replacing the trustee, Party B and the trustee shall immediately revoke its consignment and authorization for Party A and the trustee. Besides, Party B shall immediately sign a power of attorney in the format as shown in Appendix 1 of this agreement to authorize and entrust other personnel or subjects nominated by Party A with the same terms of this agreement according to Party A’s written instructions.

7.2               Once PRC Laws stipulate that Party A or Party A’s overseas parent or its subsidiaries under its direct or indirect control may directly hold Party C’s equity and lawfully engage in Party C’s businesses, this agreement shall be automatically terminated on the date on which Party A is formally registered as Party C’s sole shareholder.

8.                         Liability for Breach

8.1                   All Parties of this agreement agree and confirm that if any party (hereinafter referred to as the “Breaching Party”) violates any clause hereunder, or fails to perform or delays its performance of any obligation hereunder, such party shall be deemed to have constituted a breach of this agreement (hereinafter referred to as “breach”). In this case, any of other non-Breaching Parties (hereinafter referred to as the “Non-Breaching Parties”) shall have rights to ask the Breaching Party to take corrective or remedial actions within a reasonable deadline.

8.1.1                     The Non-Breaching Parties shall have rights to unilaterally and immediately terminate this agreement and ask the Breaching Party to compensate for damages provided that Party B or Party C is the Breaching Party;

8.1.2                     If Party A is the Breaching Party, the non-Breaching Parties shall indemnify Party A from the compensation for damages. Unless otherwise specified by laws, this agreement shall not be terminated or rescinded in any other cases.

8.2                   Notwithstanding other provisions of this agreement, Article 8 shall survive the termination of this agreement.

9.                          Responsibilities for Non-disclosure

All Parties admit that all oral or written materials exchanged with respect to this agreement are confidential. All Parties are required to keep such materials confidential. Without the prior written consent of all other Parties, no party is allowed to disclose any related materials to a third party unless in following cases: (a) Such materials have been known to the public (but not disclosed by the party receiving such materials); (b) The materials are required to be disclosed by applicable laws or rules of any securities exchange; or (c) Any party of this agreement discloses the materials to its legal adviser or financial adviser regarding the transactions specified hereunder, while such legal adviser or financial adviser is also bound by the same confidentiality obligations as those under this article. The disclosure of any confidential information by staff or organizations hired by any party of this agreement shall be deemed as such party’s disclosure of such confidential materials, and such party shall assume legal responsibilities for violating this agreement. This clause shall survive whatever the reason for terminating this agreement.

10.                   Governing Laws and Dispute Resolution

10.1            The signing, effectiveness, interpretation, performance, modification and termination of this agreement as well as dispute resolution hereunder shall be governed by PRC Laws which have been formally announced and available in public. For matters unmentioned by such PRC Laws, customary international laws and principles shall prevail.

10.2            In case that any dispute occurs in interpreting and performing this agreement, the Parties of this agreement shall firstly try to resolve it through friendly negotiation. If the Parties fail to reach a consensus on such dispute resolution through negotiation within 30 days as required by any party, any party may submit such dispute to the China International Economic and Trade Arbitration Commission, which will resolve the dispute through arbitration according to current effective arbitration rules. The arbitration shall be performed in Shanghai in Chinese. The arbitration awards shall be final and binding on all Parties. After arbitration awards take effect, any party shall be authorized to apply to a competent court for enforcing arbitration awards. The arbitration tribunal may decide upon compensation with respect to Party C’s rights and interests in the equity, assets or property, or compensate Party A for the losses resulting from other Parties’ breach of this agreement, adjudicate compulsory remedies or order Party C to go bankrupt regarding related businesses or compulsory asset transfer. If necessary, arbitration organizations shall have rights to firstly ask the Breaching Party to immediately stop its defaults before giving the final awards on disputes of all Parties concerned, or prohibit the Breaching Party from conducting acts which might aggravate Party A’s losses. Courts of Hong Kong, Cayman Islands, China or other competent courts (including courts of the place where Party C lives, or courts of the place where Party C’s or the Party A’s main assets are) shall have rights to grant or execute awards of an arbitration tribunal. They shall have rights to adjudicate or enforce temporary relief with respect to Party C’s rights and interests in the equity or property. They shall also have rights to offer temporary relief to the party making a request for arbitration by giving awards or judgments before the tribunal court forms. For instance, the Breaching Party may be adjudicated or arbitrated to immediately suspend their breaches or forbidden to conduct any act which might further aggravate the Party A’s losses.

10.3            When any dispute occurs in interpreting or performing this agreement, or any dispute is under arbitration, Parties of this agreement shall continue exercising their rights and performing their respective obligations hereunder except for disputed matters.

10.4            If any Chinese law, rules or regulations are promulgated or revised after the date of signing this agreement, or the interpretation or applicability of such laws, rules or regulations changes, the following provisions shall apply: (a) If the revised laws or newly promulgated rules are more beneficial for any party than pertinent laws, rules or regulations which take effects after signing this agreement without imposing material adverse impacts upon other Parties, the Parties of this agreement shall promptly apply for gaining benefits from such modifications or new rules and try their best to have the application approved; or (b) The original clauses of this agreement shall further prevail if such revised laws or newly enacted rules directly or indirectly impose material adverse impacts upon any party’s economic benefits hereunder. The Parties shall try to be exempt from obeying these revised laws or new rules by all lawful means. If the adverse impacts on any party’s economic benefits can’t be alleviated according to this agreement, all Parties shall promptly negotiate with each other and make all necessary revisions to this agreement after the affected party notifies all other Parties, in order to perform all such requisite revisions and protect the affected party’s economic benefits.

11.                   Notices

11.1            All notices and other communications which are issued as required or permitted by this agreement shall be delivered by special personnel or sent to corresponding Parties’ address and fax number listed on Appendix 2 through registered mail, postage prepaid, commercial express delivery services or fax. After sending each notice, an email shall be sent for confirming the delivery. Such notices shall be deemed to have been delivered as follows:

11.1.1              The notices shall be deemed to have been delivered to the designated address on the date of sending or rejection if they are delivered by special personnel, express delivery services or registered mail, postage prepaid.

11.1.2              The notices shall be deemed to have been delivered if they are sent by fax, confirmed by automatically generated information on delivery.

11.2            Any party may issue a notice to all other Parties according to this article to inform them of the address, fax and/or email address changed from time to time.

12.                   Revision, Modification, Supplementation and Texts

12.1            All revisions, modifications and supplementations of this agreement shall be in writing. They shall take effects after they are signed or stamped by all Parties hereunder and governmental registration procedures (if applicable) are completed.

12.2            Party A may unilaterally notify Party B and Party C in writing anytime of unconditionally terminating this agreement at discretion without assuming any responsibility. Party B and Party C shall have no rights to unilaterally terminate this agreement.

12.3            This agreement is made in quadruplicate, and each party shall hold one copy. All four copies shall have equal legal forces.

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In witness whereof, this Agreement on Shareholders’ Voting Rights is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Yihan Technology Co., Ltd (seal)
[Company seal is affixed]

Signature:	/s/ Sijia CHEN
Name: Sijia CHEN
Title: Legal Representative

In witness whereof, this Agreement on Shareholders’ Voting Rights is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Xinghui Business Management Consulting Co., Ltd (seal)
[Company seal affixed]

Signature:	/s/ Min FENG
Name: Min FENG
Title: Legal Representative

Feng Min

Signature:	/s/ Min FENG

In witness whereof, this Agreement on Shareholders’ Voting Rights is signed by all Parties on the date and in the place indicated on the first page of this agreement.

Hangzhou Hanyi E-commerce Co., Ltd
[Company seal is affixed]

Signature:	/s/ Lei SUN
Name: Lei SUN
Title: Legal Representative

Appendix 1. Power of Attorney

Date:

Hangzhou Xinghui Business Management Consulting Co., Ltd and Mr. Feng Min (the “Shareholders”) are registered to hold 99% and 1% equity of Hangzhou Hanyi E-commerce Co., Ltd (the “Company”). The Shareholders hereby irrevocably authorizes that Mr. Feng Min designated by Hangzhou Yihan Technology Co., Ltd ( the “Attorney”)  to exercise the proxy rights mentioned and defined in the Power of Attorney (“this agreement”) concluded among the Shareholders, the company and the Attorney on 4th October 2018.

This power of attorney shall take effects on the same day as this agreement and it is irrevocable.

Shareholder’s Signature:

Date:

(The page here below has no text)

Appendix 2

For the purpose of notices, all Parties’ addresses are specifically indicated as follows:

Party A:  Hangzhou Yihan Technology Co., Ltd

Address: Room 410, F4, Building A11, No. 9 Jiusheng Road, Jianggan District, Hangzhou

Party B: Hangzhou Xinghui Business Management Consulting Co., Ltd

Address: Room 409, F4, Building A11, No. 9 Jiusheng Road, Jianggan District, Hangzhou

Feng Min

Address: ######

Party C: Hangzhou Hanyi E-commerce Co., Ltd

Address: Room 430, F4, Building A13, No. 9 Jiusheng Road, Jianggan District, Hangzhou